EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53552) and on Form S-3 (No. 333-83024) of Tripath Technology Inc. of our report dated January 30, 2003, except as to the fourth, fifth, sixth, and seventh paragraphs of Note 1, which are as of April 1, 2003, relating to the financial statements which appears in this Form 10-K/A Amendment No. 2.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 30, 2003